UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2024
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	BLFS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 2, 2025, the board of directors (the “Board”) of BioLife Solutions, Inc. (the “Company”) appointed Tony J. Hunt to the Board and a member of the Audit Committee. Mr. Hunt qualifies as “independent” under Nasdaq Stock Market rules. Mr. Hunt’s appointment increases the size of the Board to six.

Mr. Hunt has served as Executive Chairman of Repligen Corporation, or Repligen (Nasdaq: RGEN) since September 2024. Prior to being named Executive Chairman of Repligen, Mr. Hunt served as Chief Executive Officer and as a member of the board of directors of Repligen since May 2015, having joined Repligen in May 2014 as Chief Operating Officer. Prior to Repligen, Mr. Hunt was President of Bioproduction at Life Technologies Corporation, or Life Technologies, a global life sciences company which was acquired by Thermo Fisher Scientific in 2014. He joined Life Technologies in 2008, serving as General Manager of Bioproduction Chromatography and Pharma Analytics before being named President of Bioproduction in 2011. From 2000 to 2008, Mr. Hunt was with Applied Biosystems as Senior Director of Pharma Programs where he launched the Pharma Analytics business that in 2008 became a part of the Bioproduction platform at Life Technologies. Mr. Hunt also serves on the board of directors of one publicly traded company, 908 Devices Inc. Mr. Hunt received a B.S. in Microbiology and an M.S. in Biotechnology from University College in Galway, Ireland, and a M.B.A. from Boston University School of Management. Mr. Hunt brings to the Board his deep understanding of the bioprocessing market.

There are no arrangements or understandings between Mr. Hunt and any person pursuant to which he was selected as director. There are no related-party transactions in which the new director or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Hunt will receive the same compensation as the Company’s other non-employee directors as described under “Executive Officers and Directors” in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 5, 2024.

On December 16, 2024, the Company issued a press release announcing the appointments of Mr. Hunt. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: December 20, 2024	By:	/s/ Troy Wichterman
Name: Troy Wichterman
Title: Chief Financial Officer